such state or (B) have filed a notice of business activities report with the appropriate office or agency of such state for the current year; (vii) that are payable in Dollars; and (viii) that are not payable from an office outside of the United States.

     Real Property. All real property heretofore, now, or hereafter owned or leased by the Borrowers.

     Reimbursement Obligation. The Borrowers' obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in ss.3.2.

     RCRA. See definition of Release.

     Release. Shall have the meaning specified in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.ss.9601 et seq. ("CERCLA") and the term "Disposal" (or "Disposed") shall have the meaning specified in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss.6901 et seq. ("RCRA") and regulations promulgated thereunder; provided, that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment and provided further, to the extent that the laws of a state wherein the property lies establishes a meaning for "Release" or "Disposal" which is broader than specified in either CERCLA or RCRA, such broader meaning shall apply.

     Reserve Rate. For any day with respect to a LIBOR Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any subsequent or similar regulation relating to such reserve requirements) against "Eurocurrency Liabilities" (as such term is defined in Regulation D), if such liabilities were outstanding. The Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Rate.

     Revolving Credit Loans. Loans made by the Banks to the Borrowers pursuant to ss.2.1.

     Revolving Credit Notes. The promissory notes of the Borrowers evidencing the Revolving Credit Loans hereunder, dated as of the date of this Agreement and in substantially the form of Exhibit A hereto.

     Senior Debt. Funded Debt minus Subordinated Debt.

     Sintel. Sistemas e Instalaciones de Telecomunicacion, S.A.

     Sintel Group. Sintel, Sietel, S.A., Sintelar, S.A., Sintel Peru, S.A. and any Subsidiary of Sintel.

     Sintel Stock Pledge Agreement. The stock pledge agreement and the International Pledge Documents (defined therein) among the International Signatories and the Agent for the benefit or in the name of the Banks in form and substance satisfactory to the Agent.

     Stock Pledge Agreements. The U.S. Stock Pledge Agreement and the Sintel Stock Pledge Agreement.

     Subordinated Debt. Indebtedness incurred by the Parent which has been subordinated to the Obligations; provided that (a) at the time such Subordinated Debt is incurred, no Default or Event of Default has occurred or would occur (including under ss.8.1 hereof) as a result of such incurrence, and the Parent shall have provided the Banks with a calculation of the Leverage Ratios required by ss.8.1 hereof showing compliance therewith on a pro forma basis taking into account the incurrence of such Subordinated Debt, and (b) the documentation evidencing such Subordinated Debt shall have been delivered to the Agent and shall contain all of the following characteristics: (i) it shall be unsecured,
(ii) it shall bear a market rate of interest, (iii) it shall have an average weighted maturity of at least seven (7) years, (iv) it shall not require principal repayments thereof prior to the Maturity Date, (v) it shall have financial covenants (including covenants relating to incurrence of indebtedness) which are meaningfully less restrictive than those set forth herein, (vi) it shall have no restrictions on the Parent's or any of its Subsidiaries' ability to grant liens securing indebtedness ranking senior to such Subordinated Debt,
(vii) it shall permit the incurrence of senior indebtedness under this Credit Agreement (and under any refinancings hereof) in a principal amount at least equal to the Total Commitment hereunder at the time of incurrence of such Subordinated Debt minus any mandatory or optional reductions thereof plus $25,000,000, (viii) it may be cross-accelerated with the Obligations and other senior indebtedness of the Borrowers (but shall not be cross-defaulted except for payment defaults which the senior lenders have not waived) and may be accelerated upon bankruptcy, (ix) it shall provide that (A) upon any payment or distribution of the assets of the Parent or its Subsidiaries (including after the commencement of a bankruptcy proceeding) of any kind or character, all of the Obligations (including interest accruing after the commencement of any bankruptcy proceeding at the rate specified for the applicable Obligation, whether or not such interest is an allowable claim in any such proceeding) shall be paid in full prior to any payment being received by the holders of the Subordinated Debt and (B) until all of the Obligations (including the interest described in subclause (A) above) are paid in full, any payment or distribution to which the holders of the Subordinated Debt would be entitled but for the subordination provisions of the type described in clauses (x) and (xi) hereof shall be made to the holders of the Obligations, (x) it shall provide that in the event of a payment default under ss.12.1(a) or (b) hereof, the Parent shall not be required to pay the principal of, or any interest, fees and all other amounts payable with respect to the Subordinated Debt until the Obligations have been paid in full in cash, (xi) it shall provide that in the event of any other Event of Default, the Banks shall be permitted to block payments of principal, interest, fees and all other amounts payable with respect to the Subordinated Debt for a period of 180 days, and (xii) it shall acknowledge that none of the provisions outlined in part (b) of this definition can be amended, modified or otherwise altered without the prior written consent of the Banks.

     Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority of the outstanding capital stock or other interest entitled to vote generally.

     Swing Line Loans. Loans made by BKB to the Borrowers pursuant to ss.2.11(a).

     Swing Line Note. The promissory note of the Borrowers to BKB evidencing the Swing Line Loans hereunder, dated as of the date of this Agreement and in substantially the form of Exhibit B hereto.

     Swing Line Settlement. The making or receiving of payments, in immediately available funds, by the Banks to or from the Agent in accordance with ss.2.11 hereof to the extent necessary to cause each Bank's actual share of the outstanding amount of the Loans to be equal to such Bank's Commitment Percentage of the outstanding amount of such Loans, in any case when, prior to such action, the actual share is not so equal.

     Swing Line Settlement Amount. See ss.2.11(b).

     Swing Line Settlement Date. See ss.2.11(b).

     Swing Line Settling Bank. See ss.2.11(b).

     Total Commitment. See ss.2.1.

     U.S. Stock Pledge Agreement. The stock pledge agreement among the Parent, its U.S. Subsidiaries (other than Excluded Subsidiaries) and the Agent for the benefit or in the name of the Banks in form and substance satisfactory to the Agent.

     U.S. Subsidiaries. Subsidiaries of the Parent which are organized under the laws of the United States of America, any state thereof or the District of Columbia.

     ss.1.2. Rules of Interpretation.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c)  A  reference  to  any  law  includes  any   amendment  or
modification to such law.

                  (d)  A  reference  to  any  Person   includes  its   permitted
successors and permitted assigns.

                  (e) Accounting terms capitalized but not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include," "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein.

                  (h) Reference to a particular "ss." refers to that section of this Agreement unless otherwise indicated.

                  (i) The words "herein," "hereof," "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

     ss.2. THE REVOLVING CREDIT FACILITY.

     ss.2.1. Commitment to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow from time to time commencing on the Closing Date and prior to the Maturity Date, upon notice by the Borrowers to the Agent given in accordance with ss.2.6, its Commitment Percentage of such sums as are requested by the Borrowers, provided that the outstanding amount of Loans (including the Swing Line Loans) and the Maximum Drawing Amount of the Letters of Credit shall not exceed a maximum aggregate amount outstanding of $125,000,000 at any time, as such amount may be reduced pursuant to ss.2.2 hereof (the "Total Commitment"). Each request for a Loan or Letter of Credit hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in ss.9 and ss.10, as the case may be, have been satisfied on the date of such request.

     ss.2.2. Reduction of Total Commitment.

                  (a) The Borrowers shall have the right at any time and from time to time upon two (2) Business Days' prior written notice to the Agent to reduce by $10,000,000 or an integral multiple thereof or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. The Agent will notify the Banks promptly after receiving any notice of the Borrowers delivered pursuant to this ss.2.2. Notwithstanding the foregoing, at no time may the Total Commitment be reduced to an amount less than the sum of (i) the Maximum Drawing Amount, and (ii) all Loans then outstanding.

                  (b) No reduction or termination of the Commitments once made may be revoked; the portion of the Commitments reduced or terminated may not be reinstated; and amounts in respect of such reduced or terminated portion may not be reborrowed.

     ss.2.3. The Revolving Credit Notes; the Swing Line Note.

                  (a) The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit A hereto (each a "Revolving Credit Note"), dated as of the date hereof. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth herein.

                  (b) The Swing Line Loans shall be evidenced by a promissory note of the Borrowers in substantially the form of Exhibit B hereto (the "Swing Line Note"), dated as of the date hereof. The Swing Line Note shall be payable to BKB in the principal amount of $5,000,000 or, if less, the outstanding amount of all Swing Line Loans made by BKB, plus interest accrued thereon, as set forth herin.

                  (c) The Borrowers irrevocably authorize each Bank to make or cause to be made, in connection with a Drawdown Date of any Loan, or at the time of receipt of any payment of principal on such Bank's Note(s), an appropriate notation on such Bank's records reflecting the making of such Loan or the receipt of such payment (as the case may be). The outstanding amount of the Loans set forth on such Bank's record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Note to make payments of principal of or interest on any Note when due.

     ss.2.4. Interest on Loans.

                  (a) The outstanding principal amount of the Revolving Credit Loans shall bear interest at the rate per annum equal to (i) the Base Rate, or (ii) at the Borrowers' option as provided herein, the LIBOR Rate plus the Applicable LIBOR Margin.

                  (b) The outstanding principal amount of the Swing Line Loans shall bear interest at the rate per annum equal to the Applicable Swing Line Rate.

                  (c) Interest shall be payable (i) quarterly in arrears on the first Business Day of the next succeeding quarter, commencing July 1, 1997, on Base Rate Loans and Swing Line Loans, (ii) on the last day of the applicable Interest Period, and if such Interest Period is longer than three (3) months, also on the last day of the third month following the commencement of such Interest Period, on LIBOR Loans, and
         (iii) on the Maturity Date for all Loans.

     ss.2.5. Election of LIBOR Rate; Notice of Election; Interest Periods; Minimum Amounts.

                  (a) At the Borrowers' option, so long as no Default or Event of Default has occurred and is then continuing, the Borrowers may (i) elect to convert any Revolving Credit Loan or a portion thereof from a Base Rate Loan to a LIBOR Loan, (ii) at the time of any Loan and Letter of Credit Request, specify that such requested Revolving Credit Loan shall be a LIBOR Loan, or (iii) upon expiration of the applicable Interest Period, elect to maintain an existing LIBOR Loan as such, provided that the Borrowers give notice to the Agent pursuant to ss.2.5(b) hereof. Upon determining any LIBOR Rate, the Agent shall forthwith provide notice thereof to the Borrowers and the Banks, and each such notice to the Borrowers and the Banks shall be considered prima facie correct and binding, absent manifest error.

                  (b) Three (3) LIBOR Business Days prior to the making of any LIBOR Loan or the conversion of any Base Rate Loan to a LIBOR Loan, or, in the case of an outstanding LIBOR Loan, the expiration date of the applicable Interest Period, the Borrowers shall give telephonic notice (confirmed by telecopy on the same LIBOR Business Day) to the Agent not later than 11:00 a.m. (Boston time) of its election pursuant to ss.2.5(a). Each such notice delivered to the Agent shall specify the aggregate principal amount of the Revolving Credit Loans to be borrowed or maintained as or converted to LIBOR Loans and the requested duration of the Interest Period that will be applicable to such LIBOR Loan, and shall be irrevocable and binding upon the Borrowers. If the Borrowers shall fail to give the Agent notice of their election hereunder together with all of the other information required by this ss.2.5(b) with respect to any Revolving Credit Loan, such Loan shall be deemed a Base Rate Loan. In the event that the Borrowers fail to provide any such notice with respect to the continuation of any LIBOR Loan as such, then such LIBOR Loan shall be automatically converted to a Base Rate Loan at the end of the then expiring Interest Period relating thereto.

                  (c) Notwithstanding anything herein to the contrary, the Borrowers may not specify an Interest Period that would extend beyond the Maturity Date.

                  (d) All Revolving Credit Loans shall be in a minimum amount of not less than $5,000,000 and in integral multiples of $500,000 above such amount.

                  (e)      In no event shall the Borrowers have more than seven
         (7) different  maturities of LIBOR Loans outstanding at any time.

     ss.2.6. Requests for Revolving Credit Loans. The Borrowers shall give to the Agent written notice in the form of Exhibit C hereto (or telephonic notice confirmed by telecopy on the same Business Day in the form of Exhibit C hereto) of each Revolving Credit Loan requested hereunder (a "Loan and Letter of Credit Request") not later than (a) 9:00 a.m. (Boston time) on the proposed Drawdown Date of any Base Rate Loan, or (b) three (3) LIBOR Business Days prior to the proposed Drawdown Date of any LIBOR Loan. Each such notice shall be given by the Parent as agent for the Borrowers and shall specify the principal amount of the Revolving Credit Loan requested and shall include a current Loan and Letter of Credit Request, reflecting the Maximum Drawing Amount of all Letters of Credit outstanding. Each Loan and Letter of Credit Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each of the representations and warranties made by or on behalf of any of the Borrowers to the Banks or the Agent in this Agreement or any other Loan Document shall be true and correct in all material respects when made and shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of the submission of any Loan and Letter of Credit Request and on and as of the Drawdown Date of any Loan (including Swing Line Loans) or the date of issuance or renewal of any Letter of Credit (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that do not in the aggregate have a material adverse effect on the Borrowers taken as a whole, or to the extent that such representations and warranties expressly relate to an earlier date). The Agent shall promptly notify each Bank of each Loan and Letter of Credit Request received by the Agent (i) not later than 12:00 p.m. (Boston time) on the proposed Drawdown Date of any Base Rate Loan, (ii) three (3) LIBOR Business Days prior to the proposed Drawdown Date of any LIBOR Loan to be made to the Borrowers. or (iii) on a monthly basis with respect to Letters of Credit.

     ss.2.7. Funds for Revolving Credit Loans.

                  (a) Not later than 1:00 p.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Agent, at its Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by ss.ss.9 and 10 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrowers the aggregate amount of such Revolving Credit Loans made available to the Agent by the Banks on the Drawdown Date. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Revolving Credit Loans.

                  (b) The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Bank's Commitment Percentage of such Revolving Credit Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence, absent manifest error, of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Revolving Credit Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

     ss.2.8. Maturity of the Loans; Annual Option to Extend. The Total Commitment shall terminate and all Loans shall be due and payable on the Maturity Date; provided, however, that such Total Commitment and Maturity Date may be extended for successive annual periods up to a final Maturity Date of June 9, 2002, as provided in this ss.2.8 and at each Bank's sole discretion, upon the written request of the Borrowers. A written request, if any, for the extension of the Total Commitment and Maturity Date shall be given by the Borrowers to the Agent and the Banks not less than one-hundred twenty (120) days prior to the Extension Date. Except as expressly provided in this ss.2.8, no extension of the Total Commitment and then current Maturity Date pursuant to this ss.2.8 shall be effective unless all of the Banks shall have approved such extension by written notice to the Agent. If on or prior to ninety (90) days prior to the applicable Extension Date, all of the Banks consent to such extension by written notice to the Agent, the Total Commitment and Maturity Date automatically shall be extended to that date which is one year later than the then current Maturity Date. If on or prior to ninety (90) days prior to the applicable Extension Date, any Bank (a "Declining Bank") shall have objected to such requested extension by written notice to the Agent or shall not have delivered written notice to the Agent consenting to such requested extension, then the Borrowers or the Agent may, no later than such Extension Date, replace each such Declining Bank if necessary so that, as of such Extension Date, the Total Commitment is not less than $100,000,000. In no event shall the Maturity Date be extended beyond June 9, 2002; nor shall the Total Commitment of such extended facility be less than $100,000,000.

     ss.2.9. Mandatory Repayments of the Loans. If at any time the outstanding amount of the Loans plus the Maximum Drawing Amount of all outstanding Letters of Credit exceeds the Total Commitment, whether by reduction of the Total Commitment or otherwise, then the Borrowers shall immediately pay the amount of such excess to the Agent for application to the Loans, or if no Loans shall be outstanding, to be held by the Agent as collateral security for the
Reimbursement Obligations, provided, however, that if the amount of cash collateral held by the Agent pursuant to this ss.2.9 exceeds the amount of the Obligations, the Agent shall return such excess to the Borrowers.

     ss.2.10. Optional Prepayments or Repayments of Loans. Subject to ss.4.8, the Borrowers shall have the right, at their election, to repay or prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium, provided that such repayments or prepayments shall be in a minimum amount of not less than $5,000,000 and in integral multiples of $500,000 above such amount. The Borrowers shall give the Agent, no later than 11:00 a.m. (Boston time) on the Business Day of such proposed prepayment or repayment, written notice (or telephonic notice confirmed in writing) of any proposed prepayment or repayment pursuant to this ss.2.10, specifying the proposed date of prepayment or repayment of Loans and the principal amount to be paid.

     ss.2.11. Swing Line Loans; Settlements.

                  (a) Solely for ease of administration of the Loans, BKB may, but shall not be required to, fund Base Rate Loans made in accordance with the provisions of this Agreement in amounts less than $5,000,000 ("Swing Line Loans") provided that the outstanding amount of Swing Line Loans advanced by BKB hereunder shall not exceed $5,000,000 at any time. Each Bank shall remain severally and unconditionally liable to fund its Commitment Percentage of such Swing Line Loans on each Swing Line Settlement Date and, in the event BKB chooses not to fund all Base Rate Loans requested on any date, to fund its Commitment Percentage of the Base Rate Loans requested, subject to satisfaction of the provisions hereof relating to the making of Base Rate Loans. Prior to each Swing Line Settlement, all payments or repayments of the principal of, and interest on, Swing Line Loans shall be credited to the account of BKB.

                  (b) The Banks shall effect a Swing Line Settlement of each Swing Line Loan on (i) the Business Day immediately following any day on which the Agent gives notice of a Swing Line Settlement, (ii) the Business Day immediately following the Agent's becoming aware of the existence of any Default or Event of Default, (iii) the Maturity Date, and (iv) the Business Day immediately following any day on which the outstanding amount of Swing Line Loans advanced by BKB exceeds
         $5,000,000 (each such date, a "Swing Line Settlement Date"). One (1) Business Day prior to each such Swing Line Settlement Date, the Agent shall give telephonic notice to the Banks of (A) the respective outstanding amount of Loans made by each Bank as at the close of business on the prior day, (B) the amount that any Bank, as applicable (a "Swing Line Settling Bank"), shall pay to effect a Swing Line Settlement (a "Swing Line Settlement Amount") and (C) the portion (if any) of the aggregate Swing Line Settlement Amount to be paid to each Bank. A statement of the Agent submitted to the Banks with respect to any amounts owing hereunder shall be prima facie evidence of the amount due and owing. Each Swing Line Settling Bank shall, not later than 1:00 p.m. (Boston time) on each Swing Line Settlement Date, effect a wire transfer of immediately available funds to the Agent at its Head Office in the amount of such Bank's Swing Line Settlement Amount. The Agent shall, as promptly as practicable during normal business hours on each Swing Line Settlement Date, effect a wire transfer of immediately available funds to each Bank of the Swing Line Settlement Amount to be paid to such Bank. All funds advanced by any Bank as a Swing Line Settling Bank pursuant to this ss.2.11(b) shall for all purposes be treated as a Base Rate Loan made by such Swing Line Settling Bank to the Borrowers, and all funds received by any Bank pursuant to this ss.2.11(b) shall for all purposes be treated as repayment of amounts owed by the Borrowers with respect to Base Rate Loans made by such Bank. In the event that any Bankruptcy Event prevents a Swing Line Settling Bank from making any Swing Line Settlement as contemplated hereby, such Swing Line Settling Bank will make such dispositions and arrangements, either by way of purchase of participations, distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank's share of the outstanding Revolving Credit Loans being equal, as nearly as may be, to such Bank's Commitment Percentage of the outstanding amount of the Revolving Credit Loans.

                  (c) The Agent may (unless notified to the contrary by any Swing Line Settling Bank by 12:00 noon (Boston time) one (1) Business Day prior to the Settlement Date) assume that each Swing Line Settling Bank has made available (or will make available by the time specified in ss.2.11(b)) to the Agent its Swing Line Settlement Amount, and the Agent may (but shall not be required to), in reliance upon such assumption, make available to each applicable Bank its share (if any) of the aggregate Swing Line Settlement Amount. If the Swing Line Settlement Amount of such Swing Line Settling Bank is made available to the Agent by such Swing Line Settling Bank on a date after such Swing Line Settlement Date, such Swing Line Settling Bank shall pay the Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average annual interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period times
         (ii) such Swing Line Settlement Amount times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Swing Line Settlement Date to but not including the date on which such Swing Line Settlement Amount shall become immediately available to the Agent, and the denominator of which is 365. Upon payment of such amount such Swing Line Settling Bank shall be deemed to have delivered its Swing Line Settlement Amount on the Swing Line Settlement Date and shall become entitled to interest payable by the Borrowers with respect to such Swing Line Settling Bank's Swing Line Settlement Amount as if such share were delivered on the Swing Line Settlement Date. If such Swing Line Settlement Amount is not in fact made available to the Agent by such Swing Line Settling Bank within three (3) Business Days of such Swing Line Settlement Date, the Agent shall be entitled to recover such amount from the Borrowers, with interest thereon at the Base Rate.

                  (d) After any Swing Line Settlement Date, any payment by the Borrowers of Swing Line Loans hereunder shall be allocated among the Banks, in amounts determined so as to provide that after such application and the related Swing Line Settlement, the outstanding amount of Loans of each Bank equals, as nearly as practicable, such Bank's Commitment Percentage of the aggregate amount of Loans.

     ss.3. LETTERS OF CREDIT.

     ss.3.1. Letter of Credit Commitments.

                  (a) Subject to the terms and conditions hereof and the execution and receipt of a Loan and Letter of Credit Request reflecting the Maximum Drawing Amount of all Letters of Credit (including the requested Letter of Credit) and a Letter of Credit Application, the Agent, on behalf of the Banks and in reliance upon the agreement of the Banks set forth in ss.3.1(b) and upon the representations and warranties of the Borrowers contained herein, subject to the provisions of ss.ss.2.6 and 19.2 hereof, agrees to issue, extend and renew for the account of the Borrowers one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrowers and agreed to by the Agent; provided, however, that, after giving effect to such request, the aggregate Maximum Drawing Amount of all Letters of Credit issued at any time under this ss.3.1(a) shall not exceed $10,000,000, and no Letter of Credit shall have an expiration date later than the earlier of (i) one (1) year after the date of issuance of the Letter of Credit (which may incorporate automatic renewals for periods of up to one (1) year, provided that the Agent may, upon 30 days' notice to the beneficiary, cancel such Letter of Credit which has been renewed beyond its initial one (1) year term), or (ii) thirty (30) days prior to the Maturity Date.

                  (b) Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage thereof, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to ss.3.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

                  (c) Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrowers' Reimbursement Obligation under ss.3.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to ss.3.2.

     ss.3.2. Reimbursement Obligation of the Borrowers. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrowers hereby agree to reimburse or pay to the Agent with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder as follows:

                  (a) on each date that any draft presented under any Letter of Credit is honored by the Agent or the Agent otherwise makes payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit, provided, however, that if the Borrowers do not reimburse the Agent on the date the Agent makes payment with respect to such Letter of Credit, such amount shall, provided that a Bankruptcy Event has not occurred, become automatically a Revolving Credit Loan which is a Base Rate Loan; and

                  (b) upon the Maturity Date or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with ss.12, an amount equal to the then Maximum Drawing Amount of all Letters of Credit and any unpaid Reimbursement Obligations, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, provided, however, that if the amount of cash collateral held by the Agent pursuant to this ss.3.2 exceeds the amount of the Obligations, the Agent shall return such excess to the Borrowers.

     ss.3.3. Obligations Absolute. The Borrowers' obligations under this ss.3 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrowers further agree with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrowers' Reimbursement Obligations under ss.3.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrowers against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrowers agree that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrowers and shall not result in any liability on the part of the Agent or any Bank to the Borrowers.

     ss.3.4. Reliance by Agent. To the extent not inconsistent with ss.3.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent.

     ss.4. FEES, PAYMENTS, AND COMPUTATIONS; JOINT AND SEVERAL LIABILITY.

     ss.4.1. Fees.

                  (a) Commitment Fee. The Borrowers agree to pay to the Agent, for the accounts of the Banks, a fee (the "Commitment Fee") equal to the Applicable Commitment Rate multiplied by the amount of the unused portion of the Total Commitment during each calendar quarter or portion thereof from the date hereof to the Maturity Date (or to the date of termination in full of the Total Commitment, if earlier). The Commitment Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on July 1, 1997, with a final payment on the Maturity Date.

                  (b) Letter of Credit Fees. The Borrowers shall pay in advance on the date of issuance of each Letter of Credit an issuance fee to the Agent for its account equal to one eighth of one percent (1/8%) per annum on the Maximum Drawing Amount of each Letter of Credit (the "Issuance Fee"). The Borrowers shall also pay quarterly in advance on the first Business Day of each fiscal quarter a fee to the Agent equal to the Applicable L/C Margin multiplied by the Maximum Drawing Amount of all outstanding Letters of Credit (the "Letter of Credit Fee"), which fee shall be for the accounts of the Banks in accordance with their respective Commitment Percentages. In addition to the Issuance Fee and the Letter of Credit Fee, the Borrowers shall pay to the Agent, for its own account, all related customary administrative fees in accordance with customary practice.

     ss.4.2. Payments.

                  (a) All payments of principal, interest, Reimbursement Obligations, fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, to be received at the Agent's Head Office in immediately available funds by 12:00 p.m. (Boston time) on any due date. If a payment (other than with respect to Swing Line Loans) is received by the Agent at or before 12:00 p.m. (Boston time) on any Business Day, the Agent shall on the same Business Day transfer in immediately available funds to each of the Banks their pro rata portion of such payment in accordance with their respective Commitment Percentages. If such payment is received by the Agent after 12:00 p.m. (Boston time) on any Business Day, such transfer shall be made by the Agent to the applicable Bank(s) on the next Business Day. In the event that the Agent fails to make such transfer to any Bank as set forth above, the Agent shall pay to such Bank on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by such Bank for funds acquired by such Bank during each day included in such period, times (ii) the amount equal to such Bank's Commitment Percentage of such payment, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date of payment to and including the date on which the amount due to such Bank shall become immediately available to such Bank, and the denominator of which is 365.

                  (b) All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Borrowers will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrowers, provided however that the foregoing obligation to pay such additional amounts shall not apply:

                           (i) to any  payment to a Bank if such Bank is not, on
                  the date hereof (or on the date it becomes a Bank under this Agreement) and on the date of any change in the lending office of such Bank identified after its execution, entitled by virtue of its status as a non-resident alien to submit either a Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Revolving Credit Loans) or Form 4224 (relating to all interest to be received by such Bank hereunder in respect of Revolving Credit Loans) of the U.S. Department of Treasury, or

                           (ii) to any item referred to in the preceding sentence that would not have been imposed but for the failure by such Bank to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections of such Bank with the United States if such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such item.

                  The Borrowers will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

     ss.4.3. Computations. All computations of interest on Base Rate Loans and of Commitment Fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 365-day year (or 366-day year, as applicable) and paid for the actual number of days elapsed. All computations of interest on LIBOR Loans shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day or LIBOR Business Day (as applicable), the due date for such payment shall be extended to the next succeeding Business Day or LIBOR Business Day (as applicable), and interest shall accrue during such extension; provided that, for any Interest Period for any LIBOR Loan, if such next succeeding LIBOR Business Day falls in the next succeeding calendar month or after the Maturity Date, it shall be deemed to end on the preceding LIBOR Business Day.

     ss.4.4. Additional Costs, Etc. If, after the date hereof, any change in present applicable law or adoption of any applicable law after the date hereof (including, in either case, without limitation, statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank by any central bank or other fiscal, monetary or other authority, whether or not having the force of law) shall:

                  (a) subject such Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment, or the Loans (other than taxes based upon or measured by the income or profits of such Bank or any franchise tax imposed by the jurisdiction of its incorporation or organization, or the location of its lending office, hereinafter referred to as "Income Taxes"); or

                  (b) materially change the basis of taxation (except for changes in Income Taxes) of payments to such Bank of the principal or of the interest on any Loans or any other amounts payable to such Bank under this Agreement or the other Loan Documents; or

                  (c) except as provided in ss.4.5 or as otherwise reflected in the Base Rate or the LIBOR Rate, impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of, an office of any Bank with respect to this Agreement, the other Loan Documents, the Commitment, or the Loans; or

                  (d) impose on such Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank's Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is

                           (i) to  increase  the  cost to such  Bank of  making,
                  funding, issuing, renewing, extending or maintaining the Loans or such Bank's Commitment, or issuing or participating in Letters of Credit;

                           (ii) to reduce the amount of  principal,  interest or
                  other amount payable to such Bank hereunder on account of such Bank's Commitment or the Loans;

                           (iii) to require  such Bank to make any payment or to
                  forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank from the Borrower hereunder, then,and in each such case, the Borrowers will, upon demand made by such Bank at any time and from time to time as often as the occasion therefore may arise (which demand shall be accompanied by a statement setting forth the basis of such demand), pay such reasonable additional amounts as will be sufficient to compensate such Bank for such additional costs, reduction, payment or foregone interest or other sum.

     ss.4.5. Capital Adequacy. If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or any corporation controlling such Bank) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or any corporation controlling such Bank) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within thirty (30) days after demand by such Bank (which demand shall be accompanied by a statement setting forth the basis of such demand), the Borrower shall pay to such Bank such additional amount or amounts as will, in such Bank's reasonable determination, fairly compensate such Bank (or any corporation controlling such Bank) for such reduction.

     ss.4.6. Certificate.

     A certificate setting forth any additional amounts payable pursuant to ss.ss.4.4 or 4.5 and a reasonable explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrowers, shall be prima facie correct and binding, absent manifest error.

     ss.4.7. Reasonable Efforts to Mitigate. Each Bank agrees that as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be affected under ss.ss.4.4, 4.5 or 4.11, such Bank will give notice thereof to the Borrower, with a copy to the Agent, and, to the extent so requested by the Borrower and not inconsistent with such Bank's internal policies, such Bank shall use reasonable efforts and take such actions as are reasonably appropriate if as a result thereof the additional moneys which would otherwise be required to be paid to such Bank pursuant to such subsections would be materially reduced, or the illegality or other adverse circumstances which would otherwise require a conversion of such Loans or result in the inability to make such Loans pursuant to such sections would cease to exist, and in each case if, as determined by such Bank in its sole discretion, the taking such actions would not adversely affect such Loans or such Bank or otherwise be disadvantageous to such Bank. To the extent practicable and applicable, each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

     ss.4.8. LIBOR Indemnity. The Borrowers agree to indemnify the Banks and the Agent and to hold them harmless from and against any loss, cost or expenses (including loss of anticipated profits) that the Banks and the Agent may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or any interest on any LIBOR Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by any Bank or the Agent to lenders of funds obtained by it in order to maintain its LIBOR Loans, or (b) default by the Borrowers in making a borrowing or conversion after the Borrowers have given (or are deemed to have given) notice pursuant to ss.2.5 or ss.2.6, the making of any payment of a LIBOR Loan or the making of any conversion of any such LIBOR Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by any Bank to lenders of funds obtained by it in order to maintain any such LIBOR Loans. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by each Bank of (i) its cost of obtaining the funds for the LIBOR Loan being paid, prepaid, converted, not converted, or not borrowed, as the case may be (based on the LIBOR Rate) for the period from the date of such payment, prepayment, conversion, or failure to borrow or convert, as the case may be, to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for the Loan which would have commenced on the date of such failure to borrow) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in re-employing the funds so paid, prepaid, converted, or not borrowed, converted, or prepaid for such period or Interest Period, as the case may be, which determinations shall be prima facie correct and binding, absent manifest error.

     ss.4.9. Interest on Overdue Amounts. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to the Base Rate plus two (2) percent until such amount shall be paid in full (after, as well as before, judgment).

     ss.4.10. Interest Limitation. Notwithstanding any other term of this Agreement or any Note or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any person liable hereunder or under any Note by any Bank shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any Person liable therefor such lawful maximum, and any term of this Agreement, the Notes, the Letter of Credit Applications, or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph, and in the event any amount in excess of the lawful maximum is charged or collected by the Agent or the Banks or paid by the Borrowers, the Borrowers shall be entitled to the reimbursement of such excess together with interest thereon at the highest lawful rate at the time of such overcharge.

     ss.4.11. Illegality; Inability to Determine LIBOR Rate. Notwithstanding any other provision of this Agreement, if (a) the introduction of, any change in, or any change in the interpretation of, any law or regulation applicable to the Agent or any Bank shall make it unlawful, or any central bank or other governmental authority having jurisdiction thereof shall assert that it is unlawful, for any Bank or the Agent to perform its obligations in respect of any LIBOR Loans, or (b) if the Banks or the Agent shall reasonably determine with respect to LIBOR Loans that (i) by reason of circumstances affecting any LIBOR interbank market, adequate and reasonable methods do not exist for ascertaining the LIBOR Rate which would otherwise be applicable during any Interest Period, or (ii) deposits of Dollars in the relevant amount for the relevant Interest Period are not available to the Banks or the Agent in any LIBOR interbank market, or (iii) the LIBOR Rate does not or will not accurately reflect the cost to the Banks or the Agent of obtaining or maintaining the applicable LIBOR Loans during any Interest Period, then the Banks or the Agent shall promptly give telephonic, telex or cable notice of such determination to the Borrowers (which notice shall be conclusive and binding upon the Borrowers). Upon such notification by the Banks or the Agent, the obligation of the Banks or the Agent to make LIBOR Loans shall be suspended until the Banks or the Agent determine that such circumstances no longer exist, and the outstanding LIBOR Loans shall continue to bear interest at the applicable rate based on the LIBOR Rate until the end of the applicable Interest Period, and thereafter shall be deemed converted to Base Rate Loans in equal principal amounts.

     ss.4.12. Concerning Joint and Several Liability of the Borrowers.

                  (a) Each of the Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Banks under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Obligations.

                  (b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this ss.4.12), it being the intention of the parties hereto that all of the Obligations shall be the joint and several Obligations of each of the Borrowers without preferences or distinction among them.

                  (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

                  (d) The Obligations of each of the Borrowers under the provisions of this ss.4.12 constitute full recourse Obligations of each of the Borrowers enforceable against each such corporation to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever.

                  (e) Except as otherwise expressly provided in this Agreement, each of the Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Loans made under this Agreement, notice of any action at any time taken or omitted by the Banks under or in respect of any of the Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement. Each of the Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Banks at any time or times in respect of any default by any of the Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Banks in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers. Without limiting the generality of the foregoing, each of the Borrowers assents to any other action or delay in acting or failure to act on the part of the Banks with respect to the failure by any of the Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this ss.4.12, afford grounds for terminating, discharging or relieving any of the Borrowers, in whole or in part, from any of its Obligations under this ss.4.12, it being the intention of each of the Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrowers under this ss.4.12 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each of the Borrowers under this ss.4.12 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, re-construction or similar proceeding with respect to any of the Borrowers or the Banks. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Borrowers or the Banks.

                  (f) The provisions of this ss.4.12 are made for the benefit of the Banks and their successors and assigns, and may be enforced in good faith by them from time to time against any or all of the Borrowers as often as the occasion therefor may arise and without requirement on the part of the Banks first to marshal any of their claims or to exercise any of their rights against any other Borrower or to exhaust any remedies available to them against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this ss.4.12 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Banks upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this ss.4.12 will forthwith be reinstated in effect, as though such payment had not been made.

     ss.4.13. New Borrowers. Any existing or newly-created or acquired U.S Subsidiary of the Parent (other than members of the MasTec International Group), which (a) has annual gross revenues of at least $1,000,000 on an historical or annualized basis, or (b) is the parent of any other Borrower, shall be Borrowers hereunder, and all other U.S. Subsidiaries of the Parent designated as such by the Parent shall be Excluded Subsidiaries, provided that the Excluded Subsidiaries may not, in the aggregate, have in excess of five percent (5%) of consolidated total assets, consolidated total liabilities or consolidated gross revenues of the Parent and its U.S. Subsidiaries (other than members of the MasTec International Group) at any time, in each case as determined in accordance with GAAP. Any Subsidiary which is required to become a Borrower pursuant to the terms of this ss.4.13 shall sign Notes, shall enter into an amendment to this Agreement and the U.S. Stock Pledge Agreement with the other parties hereto providing that such Subsidiary shall become a Borrower hereunder, and shall provide such other documentation as the Agent may reasonably request, including, without limitation, documentation with respect to conditions specified in ss.9 hereof. In such event, the Agent is hereby authorized by the parties to amend Schedule 1 hereto to include such Subsidiary as a Borrower hereunder. The Borrowers hereby agree to pledge all of their stock of the U.S. Subsidiaries (including members of the MasTec International Group which are U.S. Subsidiaries), other than the stock of Excluded Subsidiaries, to the Agent for the benefit of the Banks pursuant to the terms of the U.S. Stock Pledge Agreement.

     ss.4.14. Replacement of Banks.

     If any Bank (an "Affected Bank") (i) makes demand upon the Borrowers for (or if Borrowers are otherwise required to pay) amounts pursuant to ss.ss.4.2(b), 4.4 or 4.5, (ii) is unable to make or maintain LIBOR Loans as a result of a condition described in ss.4.11, or (iii) defaults in its obligation to make Loans or participate in Letters of Credit in accordance with the terms of this Agreement, the Borrowers or the Agent may, within 90 days of receipt of such demand, notice (or the occurrence of such other event causing the Borrowers to be required to pay such compensation or causing ss.4.11 to be applicable) or default, as the case may be, by notice (a "Replacement Notice") in writing to such Affected Bank and the Agent or Borrowers, as applicable, (A) request the Affected Bank to cooperate with the Borrowers in obtaining a replacement bank satisfactory to the Agent and the Borrowers (the "Replacement Bank"); (B) request the non-Affected Banks to acquire and assume all of the Affected Bank's Loans and Commitment and participate in Letters of Credit as provided herein, but none of such Banks shall be under an obligation to do so; or (C) designate a Replacement Bank reasonably satisfactory to the Agent or Borrowers, as applicable. If any satisfactory Replacement Bank shall be obtained, and/or any of the non-Affected Banks shall agree to acquire and assume all of the Affected Bank's Loans and Commitment and participate in Letters of Credit, then such Affected Bank shall, so long as no Event of Default shall have occurred and be continuing, assign, in accordance with ss.17, all of its Commitment, Loans, Notes and other rights and obligations under this Agreement and all other Loan Documents to such Replacement Bank or non-Affected Banks, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Bank; provided, however, that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Bank and such Replacement Bank and/or non-Affected Banks, as the case may be, and (ii) prior to any such assignment, the Borrowers shall have paid to such Affected Bank all amounts properly demanded and unreimbursed under ss.ss.4.2(b), 4.4, 4.5 or 4.8. Upon the effective date of such assignment the Borrowers shall issue replacement Notes to such Replacement Bank and/or non-Affected Banks, as the case may be, and such Replacement Bank shall become a "Bank" for all purposes under this Agreement and the other Loan Documents.

     ss.5. REPRESENTATIONS AND WARRANTIES. The Borrowers jointly and severally represent and warrant to the Banks that on and as of the date of this Agreement (any disclosure on a schedule pursuant to this ss.5 shall be deemed to apply to all relevant representations and warranties, regardless of whether such schedule is referenced in each relevant representation):

     ss.5.1. Corporate Authority.

                  (a) Incorporation; Good Standing. Each of the Borrowers and the International Signatories (i) is a corporation duly organized, validly existing and in good standing or in current status under the laws of its respective jurisdiction of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary except where a failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of the Borrowers, taken as a whole, or the MasTec International Group, taken as a whole.

                  (b) Authorization. The execution, delivery and performance of its Loan Documents and the transactions contemplated hereby and thereby
         (i) are within the corporate authority of each of the Borrowers and the International Signatories, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which any Borrower or International Signatory is subject or any judgment, order, writ, injunction, license or permit applicable to any Borrower or International Signatory so as to have a material adverse effect on the assets, business or any activity of such Borrower or International Signatory, (iv) do not conflict with any provision of the corporate charter or bylaws of any Borrower or International Signatory, (v) do not conflict with any material contract, agreement or other instrument binding upon any Borrower or International Signatory, and (vi) will not create a lien on any properties of any of the Borrowers or International Signatories other than pursuant to the Loan Documents.

                  (c) Enforceability. The execution, delivery and performance of the Loan Documents will result in valid and legally binding obligations of the Borrowers and the International Signatories, enforceable against each of them in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     ss.5.2. Governmental Approvals. The execution, delivery and performance by the Borrowers and the International Signatories of the Loan Documents and the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained; provided, however, that the International Signatories shall have ninety (90) days after the date hereof to effect this provision.

     ss.5.3. Title to Properties; Leases. Each of the Parent and its Subsidiaries owns all of its respective assets reflected in the consolidated balance sheet of the Parent as at the Interim Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no mortgages, capitalized leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

     ss.5.4. Financial Statements; Solvency.

                  (a) There has been furnished to the Banks (i) unaudited consolidated financial statements of the Parent dated the Balance Sheet Date, including reconciliations of (A) the Borrowers and the MasTec International Group (excluding that portion of assets, liabilities, income and expenses attributable to the Sintel Group) and (B) the Sintel Group to the consolidated financial statements of the Parent, and (ii) an unaudited consolidated balance sheet and statement of income of the Parent dated the Interim Balance Sheet Date, including reconciliations of (A) the Borrowers (excluding that portion of assets, liabilities, income and expenses of the Parent attributable to non-Borrowers) and (B) the non-Borrowers to the consolidated balance sheet and statement of income of the Parent. Said financial statements have been prepared in accordance with GAAP (but only to the extent that GAAP is applicable to unaudited reports), fairly present in all material respects the financial condition of the Borrowers, on a consolidated basis, as at the close of business on the dates thereof and the results of operations for the period then ended. There are no contingent liabilities of the Borrowers as of such date involving material amounts known to the officers of the Borrowers which have not been disclosed in said balance sheets and the related notes thereto, as the case may be.

                  (b) The Parent (both before and after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., it has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and has, and expects to have, the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

                  (c) The Borrowers taken as a whole (both before and after giving effect to the transactions contemplated by this Agreement) are solvent (i.e., they have assets having a fair value in excess of the amount required to pay their probable liabilities on their existing debts as they become absolute and matured) and have, and expect to have, the ability to pay their debts from time to time incurred in connection therewith as such debts mature.

     ss.5.5. No Material Changes, Etc. Since the Balance Sheet Date, there have occurred no material adverse changes in the financial condition or business of the Borrowers as shown on or reflected in the consolidated balance sheet of the Parent as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended other than changes occurring in the ordinary course of business that in the aggregate have not had a material adverse effect on the business or financial condition of the Borrowers taken as a whole. Since the Balance Sheet Date, no Borrower has made any Distribution other than to the Parent.

     ss.5.6. Permits, Franchises, Patents, Copyrights, Etc. Each of the Borrowers possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

     ss.5.7. Litigation. Except as shown on Schedule 5.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of the Borrowers, threatened against any Borrower before any court, tribunal or administrative agency or board which, if adversely determined, might, either in any case or in the aggregate, have a material adverse effect on the properties, assets, financial condition or business of the Borrowers, considered as a whole, or materially impair the right of the Borrowers, considered as a whole, to carry on business substantially as now conducted, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet or which question the validity of any of the Loan Documents or any action taken or to be taken pursuant hereto or thereto.

     ss.5.8. No Materially Adverse Contracts, Etc. None of the Borrowers is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Borrowers' officers has or is expected in the future to have a material adverse effect on the business, assets or financial condition of the Borrowers taken as a whole. None of the Borrowers is a party to any contract or agreement which in the judgment of the Borrowers' officers has or is expected to have any material adverse effect on the business of the Borrowers taken as a whole, except as otherwise reflected in adequate reserves.

     ss.5.9. Compliance With Other Instruments, Laws, Etc. None of the Borrowers or the International Signatories is violating any provision of its charter documents or by-laws or any agreement or instrument by which any of them may be subject or by which any of them or any of their properties may be bound or any decree, order, judgment, or any statute, license, rule or regulation, in a manner which could in the aggregate result in the imposition of substantial penalties or a material adverse effect on the financial condition, properties or business of the Borrowers taken as a whole, or would impair the ability of any Borrower or International Signatory to enter into or perform the Loan Documents.

     ss.5.10. Tax Status. The Borrowers have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject (unless and only to the extent that any Borrower has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes); and have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith; and have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth on Schedule 5.10, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers know of no basis for any such claim.

     ss.5.11. No Event of Default. No Default or Event of Default has occurred and is continuing as of the date of this Agreement.

     ss.5.12. Holding Company and Investment Company Acts. None of the Borrowers is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of them a "registered investment company," or an "affiliated company" or a "principal underwriter" of a "registered investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     ss.5.13. Absence of Financing Statements, Etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, which purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of any of the Borrowers or rights thereunder.

     ss.5.14. Employee Benefit Plans.

                  (a) In General. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by ss.412 of ERISA. The Borrowers have heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under ss.103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                  (b)  Terminability  of Welfare  Plans.  Except as set forth on
         Schedule 5.14(b), no Employee Benefit Plan which is an employee welfare benefit plan within the meaning of ss.3(1) or ss.3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment except as required by Title I, Part 6 of ERISA or applicable state insurance laws. Any Borrower may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such Borrower without liability to any Person other than for claims arising prior to termination.

                  (c) Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of ss.302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither any of the Borrowers nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment of a Guaranteed Pension Plan pursuant to ss.307 of ERISA or ss.401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by any Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of ss.4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

                  (d) Multiemployer Plans. None of the Borrowers nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under ss.4201 of ERISA or as a result of a sale of assets described in ss.4204 of ERISA. None of the Borrowers nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or is insolvent under and within the meaning of ss.4241 or ss.4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under ss.4041A of ERISA.

     ss.5.15. Use of Proceeds. The proceeds of the Loans shall be used as follows: (a) for general corporate purposes; (b) to repay the existing indebtedness of the Borrowers; (c) for Investments permitted pursuant to ss.7.3 hereof, and (d) for acquisitions permitted pursuant to ss.7.4 hereof. No proceeds of the Loans shall be used in any way that will violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

     ss.5.16. Environmental Compliance. Except as shown on Schedule 5.16:

                  (a) None of the Borrowers, nor any operator of their properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under RCRA, CERCLA, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (the "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of the Borrowers on a consolidated basis.

                  (b) None of the Borrowers has received notice from any third party, including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B;
         (ii) that any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substances as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) or any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

                  (c) (i) No portion of the Real Property has been used for the handling, processing, storage or disposal of Hazardous Substances except in material compliance with applicable Environmental Laws; (ii) in the course of any activities conducted by the Borrowers, or operators of the Real Property, no Hazardous Substances have been generated or are being used on such properties except in material compliance with applicable Environmental Laws; (iii) there have been no unpermitted Releases or threatened Releases of Hazardous Substances on, upon, into or from the Real Property, which Releases would have a material adverse effect on the value of such properties; (iv) to the best of the Borrowers' knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of the Real Property which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, such properties; and (v) in addition, any Hazardous Substances that have been generated on the Real Property have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities, to the best of the Borrowers' knowledge, have been and are operating in material compliance with such permits and applicable Environmental Laws.

                  (d) None of the Real Property is or shall be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

     ss.5.17. Perfection of Security Interests. Except as set forth on Schedule 5.17, the Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrowers and MasTec International, Inc. are the owners of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, other than liens in favor of the Agent for the benefit of the Banks to secure the Obligations. The Stock Pledge Agreements are effective to create in favor of the Agent, for the benefit of the Banks, a legal, valid and enforceable first priority security interest in the Collateral. The certificates for the shares of such Collateral have been delivered to the Agent; provided, however, that MasTec International, Inc. shall have ninety (90) days after the Closing Date to effect this provision. The parties agree that there shall be no public filing, registration or notice of the Sintel Stock Pledge Agreement unless an Event of Default shall have occurred.

     ss.5.18. Certain Transactions. Except as set forth on Schedule 5.18 and except for arm's length transactions pursuant to which the Borrowers make payments in the ordinary course of business upon terms no less favorable than the Borrowers could obtain from third parties, none of the officers, directors, or employees of the Borrowers is presently a party to any transaction with the Borrowers (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     ss.5.19. Subsidiaries. Schedule 1 sets forth a complete and accurate list of the direct or indirect Subsidiaries of the Parent, including the name of each Subsidiary and its jurisdiction of incorporation, together with the number of authorized and outstanding shares of each Subsidiary. All of the stock of each U.S. Subsidiary (other than the Excluded Subsidiaries) and 66% of the stock of Sintel which is directly or indirectly owned by the Parent has been pledged to the Agent on behalf of the Banks pursuant to the Stock Pledge Agreements. The Parent has good and marketable title to all of the shares it purports to own of the stock of each such Subsidiary, free and clear in each case of any lien. All such shares have been duly issued and are fully paid and non-assessable. Each Subsidiary of the Parent, other than the Excluded Subsidiaries and the members of the MasTec International Group, is a Borrower hereunder.

     ss.5.20. True Copies of Charter and Other Documents. The Borrowers and the International Signatories have furnished the Agent copies, in each case true and complete as of the date hereof, of (a) all charter and other incorporation documents (together with any amendments thereto) and (b) by-laws (together with any amendments thereto); provided, however, that the International Signatories shall have ninety (90) days to effect this provision as regards Sintel.

     ss.6. AFFIRMATIVE COVENANTS OF THE BORROWERS. The Borrowers jointly and severally covenant and agree that, so long as any Loan, Reimbursement Obligation or Note is outstanding or the Banks have any obligation to make Loans or the Agent has any obligation to issue, extend, or renew any Letters of Credit hereunder:

     ss.6.1. Punctual Payment. The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans, all fees and other amounts provided for in this Agreement and the other Loan Documents, all in accordance with the terms of this Agreement and such other Loan Documents.

     ss.6.2. Maintenance of Office. The Borrowers will maintain their chief executive offices as set forth on Schedule 1 or at such other place in the United States of America as the Borrowers shall designate upon thirty (30) days' prior written notice to the Agent.

     ss.6.3. Records and Accounts. Each of the Borrowers will keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and with the requirements of all regulatory authorities, and will maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, all other contingencies, and all other proper reserves.

     ss.6.4. Financial Statements, Certificates and Information. The Borrowers shall deliver to the Banks:

                  (a) as soon as practicable, but in any event not later than fifty (50) days after the end of each fiscal quarter of the Borrowers, copies of the consolidated balance sheet and statement of income of the Borrowers (excluding that portion of the Parent's assets, liabilities, income and expenses attributable to non-Borrowers) as at the end of such quarter, subject to year end adjustments, and the related statement of cash flows, all in reasonable detail and prepared in accordance with GAAP, with a certification by the principal financial or accounting officer of the Parent (the "CFO") that these consolidated financial statements are prepared in accordance with GAAP and fairly present the consolidated financial condition of the Borrowers as at the close of business on the date thereof and the results of operations for the period then ended;

                  (b) as soon as practicable, but in any event not later than fifty (50) days after the end of each fiscal quarter of the Parent, copies of the consolidated balance sheet and statement of income of the Parent as at the end of such quarter, subject to year end adjustments, and the related statement of cash flows, all in reasonable detail and prepared in accordance with GAAP, with a certification by the CFO that these consolidated financial statements are prepared in accordance with GAAP and fairly present the consolidated financial condition of the Parent as at the close of business on the date thereof and the results of operations for the period then ended;

                  (c) as soon as  practicable,  but, in any event not later than one hundred (100) days after the end of each fiscal year of the Parent, the consolidated and consolidating balance sheets of Parent as at the end of such year, statements of cash flows, and the related consolidated and consolidating statements of income, each setting forth in comparative form the figures for the previous fiscal year, all such consolidated and consolidating financial statements to be in reasonable detail, prepared in accordance with GAAP and, with respect to the consolidated financial statements, certified by Coopers & Lybrand L.L.P. or another independent accounting firm of national standing acceptable to the Agent (the "Accountants") and including a reconciliation of the consolidated financial statements of the Borrowers (excluding that portion of the Parent's assets, liabilities, income and expenses attributable to non-Borrowers) to the consolidated financial statements of the Parent. In addition, simultaneously therewith, the Borrowers shall use their reasonable best efforts to provide the Banks with a written statement from such Accountants to the effect that the Borrowers are in compliance with the covenants set forth in ss.8 hereof, and that, in making the examination necessary to said certification, nothing has come to the attention of such Accountants that would indicate that any Default or Event of Default exists, or, if such Accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided, that such Accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

                  (d) as soon as practicable, but in any event not later than thirty (30) days after the end of each fiscal quarter of the Borrowers, copies of the Accounts Receivable aging reports of the Borrowers and the consolidated liquidity calculation for such date required under ss.8.4 hereof, all in reasonable detail and prepared in accordance with GAAP, with a certification by the CFO that these reports and calculation are prepared in accordance with GAAP and fairly present the Accounts Receivable of the Borrowers as at the close of business on the date thereof;

                  (e) simultaneously with the delivery of the items referred to in (a), (b) and (c) above, a statement in the form of Exhibit D hereto (the "Compliance Certificate") certified by the CFO that the Borrowers are in compliance with the covenants contained in ss.ss.6, 7 and 8 hereof as of the end of the applicable period and setting forth in reasonable detail computations evidencing such compliance, provided that if the Borrowers shall at the time of issuance of such certificate or at any other time obtain knowledge of any Default or Event of Default, the Borrowers shall include in such certificate or otherwise deliver forthwith to the Banks a certificate specifying the nature and period of existence thereof and what action the Borrowers propose to take with respect thereto;

                  (f) contemporaneously with, or promptly following, the filing or mailing thereof, copies of all material filed with the Securities and Exchange Commission or sent to the stockholders of the Parent or any of the Borrowers; and

                  (g) from time to time, such other financial data and other information (including accountants' management letters) as the Banks may reasonably request.

     The Borrowers hereby authorize the Banks to disclose any information obtained pursuant to this Agreement to all appropriate governmental regulatory authorities where required by law; provided, however, that the Banks shall, to the extent practicable and allowable under law, notify the Borrowers within a reasonable period prior to the time any such disclosure is made; and provided further, that this authorization shall not be deemed to be a waiver of any rights to object to the disclosure by the Banks of any such information which any Borrower has or may have under the federal Right to Financial Privacy Act of 1978, as in effect from time to time.

     ss.6.5. Corporate Existence and Conduct of Business. Except where the failure of a Borrower to remain so qualified would not materially adversely impair the financial condition of the Borrowers on a consolidated basis, each Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, corporate rights and franchises; effect and maintain its foreign qualifications, licensing, domestication or authorization except as terminated by its Board of Directors in the exercise of its reasonable judgment; and shall not become obligated under any contract or binding arrangement which, at the time it was entered into would materially adversely impair the financial condition of the Borrowers on a consolidated basis. Each Borrower will continue to engage primarily in the businesses now conducted by it and in related businesses.

     ss.6.6. Maintenance of Properties. The Borrowers will cause all material properties used or useful in the conduct of their businesses to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrowers may be necessary so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this section shall prevent any Borrower from (i) discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of such Borrower, desirable in the conduct of its or their business and does not in the aggregate have a material adverse effect on the business or financial condition of the Borrowers taken as a whole, or (ii) conducting a sale of assets permitted pursuant to ss.7.4 hereof.

     ss.6.7. Insurance. The Borrowers will maintain with financially sound and reputable insurance companies, funds or underwriters' insurance of the kinds, covering the risks (other than risks arising out of or in any way connected with personal liability of any officers and directors thereof) and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Borrowers, but in no event less than the amounts and coverages set forth in Schedule 6.7 hereto as affected by adjustments to retention levels in the ordinary course of business. In addition, the Borrowers will furnish from time to time, upon the Agent's request, a summary of the insurance coverage of each of the Borrowers, which summary shall be in form and substance satisfactory to the Agent and, if requested by the Agent, will furnish to the Agent copies of the applicable policies.

     ss.6.8. Taxes. The Borrowers will each duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions which in the aggregate are not material to the business or assets of the Borrowers taken as a whole) imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon any of its property other than a Permitted Lien; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower shall have set aside on its books adequate reserves with respect thereto; and provided, further, that such Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

     ss.6.9. Inspection of Properties, Books, and Contracts. The Borrowers shall permit the Banks, the Agent or any of their designated representatives, upon reasonable notice to the Parent, to visit and inspect any of the properties of the Borrowers, to examine the books of account of the Borrowers (including the making of periodic accounts receivable reviews), or contracts (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrowers with, and to be advised as to the same by, their officers, all at such times and intervals as the Banks may reasonably request.

     ss.6.10. Compliance with Laws, Contracts, Licenses and Permits; Maintenance of Material Licenses and Permits. Each Borrower will (i) comply with the provisions of its charter documents and by-laws and all agreements and instruments by which it or any of its properties may be bound; and (ii) comply with all applicable laws and regulations (including Environmental Laws), decrees, orders, judgments, licenses and permits, including, without limitation, all environmental permits hereto ("Applicable Laws"), except where noncompliance in the case of (i) and (ii) above would not have a material adverse effect in the aggregate on the consolidated financial condition, properties or business of the Borrowers taken as a whole, or would not impair the ability of any Borrower or International Signatory to enter into or perform the Loan Documents. If at any time while the Notes, or any Loan or Letter of Credit is outstanding or any Bank or the Agent has any obligation to make Loans or issue Letters of Credit hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any Borrower may fulfill any of its obligations hereunder, such Borrower will immediately take or cause to be taken all reasonable steps within the power of such Borrower to obtain such authorization, consent, approval, permit or license and furnish the Banks with evidence thereof.

     ss.6.11. ENVIRONMENTAL INDEMNIFICATION. THE BORROWERS COVENANT AND AGREE THAT THEY WILL INDEMNIFY AND HOLD THE BANKS HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, EXPENSE, DAMAGE, LOSS OR LIABILITY INCURRED BY THE BANKS (INCLUDING ALL COSTS OF LEGAL REPRESENTATION INCURRED BY THE BANKS) RELATING TO (A) ANY RELEASE OR THREATENED RELEASE OF HAZARDOUS SUBSTANCES ON THE REAL PROPERTY; (B) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT THE REAL PROPERTY OR THE OPERATIONS CONDUCTED THEREON; OR (C) THE INVESTIGATION OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH THE BORROWERS OR THEIR PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES. IT IS EXPRESSLY ACKNOWLEDGED BY THE BORROWERS THAT THIS COVENANT OF INDEMNIFICATION SHALL INCLUDE CLAIMS, EXPENSE, DAMAGE, LOSS OR LIABILITY INCURRED BY THE BANKS BASED UPON THE BANKS' NEGLIGENCE, AND THIS COVENANT SHALL SURVIVE ANY
FORECLOSURE OR ANY MODIFICATION, RELEASE OR DISCHARGE OF THE STOCK PLEDGE AGREEMENTS OR THE PAYMENT OF THE LOANS AND SHALL INURE TO THE BENEFIT OF THE BANKS, THEIR SUCCESSORS AND ASSIGNS.

     ss.6.12. Further Assurances. The Borrowers will cooperate with the Banks and execute such further instruments and documents as the Banks shall reasonably request to carry out to the Banks' satisfaction the transactions contemplated by this Agreement.

     ss.6.13. Notice of Potential Claims or Litigation. The Borrowers shall deliver to the Banks, within 30 days of receipt thereof, written notice of the initiation of any action, claim, complaint, or any other notice of dispute or potential litigation wherein the potential liability would be material to the Borrowers taken as a whole under the regulations of the United States Securities and Exchange Commission, together with a copy of each such notice received by the Parent or any of its Subsidiaries.

     ss.6.14. Notice of Default. The Borrowers will promptly notify the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation evidencing indebtedness in excess of $1,000,000 as to which any Borrower is a party or obligor, whether as principal or surety, the Borrowers shall forthwith give written notice thereof to the Banks, describing the notice of action and the nature of the claimed default.

     ss.7. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS. The Borrowers agree that, so long as any Loan, Reimbursement Obligation or any Note is outstanding or the Banks have any obligation to make Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit hereunder:

     ss.7.1. Restrictions on Funded Debt. None of the Borrowers shall become or be a guarantor or surety of, or otherwise create, incur, assume, or be or remain liable, contingently or otherwise, with respect to any Funded Debt, or become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services or otherwise) with respect to any Funded Debt of any other Person, or incur any Funded Debt other than:

                  (a) Indebtedness to the Banks and the Agent arising under this Agreement or the Loan Documents;

                  (b)      Subordinated Debt of the Parent;

                  (c) Existing Funded Debt listed on Schedule 7.1(c) hereto, on the terms and conditions in effect as of the date hereof, together with any renewals, extensions or refinancings thereof on terms which are not materially different than those in effect as of the date hereof; provided that no more than $5,000,000 of such indebtedness may be prepaid without prior written consent of the Banks;

                  (d) Funded Debt incurred in connection with acquisitions after the date hereof of any stocks of, partnership or joint venture interests in, or assets of any Person and owing to the seller(s) of such stocks, partnership or joint venture interests, or assets; provided that the principal amount of any such Funded Debt owed (when aggregated with all such other Funded Debt permitted pursuant to this ss.7.1(d)) shall not exceed $10,000,000; and provided, further, that such acquisitions shall be otherwise permitted pursuant to ss.7.4; and

                  (e) Other Funded Debt not to exceed $10,000,000 in the aggregate incurred after the date hereof (including existing Funded Debt of any Borrower acquired pursuant to ss.7.4 hereof after the date hereof).

     ss.7.2. Restrictions on Liens. None of the Borrowers will create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any property or assets of any character, whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of indebtedness or performance of any other obligation in priority to payment of its general creditors; or acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse, except as follows (the "Permitted Liens"):

                  (a) Liens securing Funded Debt permitted under ss.ss.7.1(d) and 7.1(e) incurred in connection with the lease or acquisition of property or fixed assets useful or intended to be used in carrying on the business of the Borrowers, provided that such Liens shall encumber only the property or assets so acquired and shall not exceed the fair market value thereof and provided further that the aggregate amount of Funded Debt secured by such liens shall not exceed $5,000,000;

                  (b) Liens to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue;

                  (c) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                  (d) Liens in respect of judgments or awards which have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which any Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review and in respect of which the Borrowers have maintained adequate reserves;

                  (e) Liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in existence less than one-hundred and twenty (120) days from the date of creation thereof in respect of obligations not overdue;

                  (f) Encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which any Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the respective Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of such Borrower, which defects do not individually or in the aggregate have a material adverse effect on the business of such Borrower individually or of the Borrowers on a consolidated basis;

                  (g) Liens (including Liens securing Funded Debt permitted under ss.7.1(c)) existing as of the date hereof and listed on Schedule 7.2(g) on the terms and conditions in effect as of the date hereof;

                  (h) Existing Liens in connection with the Fleet Credit Agreement and the First Union mortgages, provided that the proceeds of the initial Loan advanced hereunder shall be used to discharge such Liens;

                  (i) Liens granted pursuant to the Stock Pledge Agreements; and

                  (j) Other Liens securing indebtedness in an aggregate amount not to exceed $500,000 at any time.

     ss.7.3. Restrictions on Investments. None of the Borrowers shall make or permit to exist or to remain outstanding any other Investment other than:

                  (a) marketable direct or guaranteed obligations of the United States of America or any agency or instrumentality thereof fully guaranteed or otherwise fully backed by the full faith and credit of the United States Government that mature within one (1) year from the date of purchase by the Borrower;

                  (b)  demand   deposits,   certificates  of  deposit,   bankers
         acceptances and time deposits of United States banks or Eligible Foreign Banks having total assets in excess of $1,000,000,000;

                  (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

                  (d) Subject to ss.7.1 and ss.7.4, Investments by any Borrower in any other Borrower; and

                  (e) Investments by any Borrower in any affiliate or Subsidiary of a Borrower which is not also a Borrower (which may include the MasTec International Group or other non-U.S. entities) or in any other Person, provided, however, that the aggregate amount from the date hereof of such Investments outstanding at any time shall not exceed $15,000,000 plus

                           (i) the  lesser of (A) the sum of net cash  proceeds
                  received in connection with the sale of the Cempresa, S.A. and Supercanal Holding, S.A. investments and the issuance of common stock of the Parent after the date hereof or
                  (B) $35,000,000;

                  plus

                           (ii) with the prior  consent of the  Majority  Banks,
                  (A) 50% of net cash proceeds received in connection with the issuance of Subordinated Debt after the date hereof plus (B) without double counting any such amounts included in (i)(A) hereof, up to 75% of net cash proceeds received in connection with the issuance of common stock of the Parent after the date hereof;

provided, however, that the aggregate amount of (ii) hereof shall not exceed $100,000,000.

     Notwithstanding (e) above, none of the Borrowers shall make any Investment in any Subsidiary which is not a Borrower hereunder unless, both before and after giving effect thereto, there does not exist a Default or Event of Default and no Default or Event of Default would be created by the making of such Investment.

     ss.7.4. Mergers, Consolidations, Sales. None of the Borrowers shall be a party to any merger, consolidation or exchange of stock, or purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other Person except as otherwise provided in this ss.7.4, or sell, transfer, convey or lease any assets or group of assets (except sales of equipment tools, parts and related assets in the ordinary course of business, sales of assets totaling an aggregate amount, from the date hereof through the Maturity Date, of no more than $10,000,000, and dispositions listed on Schedule 7.4) or sell or assign, with or without recourse, any receivables (except to another Borrower). A Borrower may purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or joint venture interest in, any Person provided that (a) at the time of such acquisition, no Default or Event of Default has occurred and is continuing, and such acquisition will not otherwise create a Default or an Event of Default hereunder; (b) the business to be acquired is predominantly in the same lines of business as the Borrowers, or businesses reasonably related thereto; (c) the aggregate cash consideration to be paid in connection with any such acquisition (including deferred payments and the aggregate amount of all Funded Debt assumed, but excluding contingent payments) shall not exceed $10,000,000; (d) the Borrowers are in current compliance with and, giving effect to the proposed acquisition (including any borrowings made or to be made in connection therewith), will continue to be in compliance with all of the covenants in ss.8 hereof on a pro forma historical combined basis as if the transaction occurred on the first day of the period of measurement, and in the event that the aggregate cash consideration given in connection with any such acquisition exceeds $7,500,000, including deferred payments and the aggregate amount of all liabilities assumed, the Banks shall have been provided with a Compliance Certificate demonstrating such compliance; (e) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof, of the business to be acquired has approved such acquisition; (f) the business to be acquired operates predominantly in the continental United States; (g) in the case of an asset acquisition, all of the assets to be acquired shall be owned by an existing or newly created Subsidiary of the Parent which is a Borrower, all of the stock of which that is directly or indirectly owned by the Parent has been or will be pledged to the Agent on behalf of the Banks, or, in the case of a stock acquisition, the acquired company shall become or shall be merged with a wholly-owned Subsidiary of the Parent which is a Borrower, 100% of the stock of which has been or will be pledged to the Agent on behalf of the Banks; and (h) if such acquisition is made by a merger, the surviving entity shall be a Borrower, 100% of the stock of which shall be pledged to the Agent on behalf of the Banks. Any Borrower may merge with any other Borrower.

     ss.7.5. Sale and Leaseback. None of the Borrowers shall enter into any arrangement, directly or indirectly, whereby any Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property which such Borrower intends to use for substantially the same purpose as the property being sold or transferred, without the prior written consent of the Banks; other than such arrangements which do not in the aggregate exceed $100,000.

     ss.7.6. Restricted Distributions and Redemptions. None of the Borrowers may make Distributions except as set forth in this ss.7.6. Each Borrower may make distributions payable solely in common stock or preferred stock of such Borrower, subject to the requirement to pledge all such stock pursuant to ss.5.19 hereof. Borrowers other than the Parent may declare or pay Distributions to the Parent. In addition, the Borrowers (other than the Parent) shall not redeem, convert, retire or otherwise acquire shares of any class of capital stock of such Borrowers. The Parent may declare or pay dividends and may redeem, convert, retire, or otherwise acquire shares of its capital stock, provided that the aggregate amount of all such Distributions by the Parent shall not exceed 50% of Consolidated Net Income in any one fiscal year. None of the Borrowers may make any Distribution under this ss.7.6 if a Default or Event of Default exists or would be created by the making of such Distribution. The Borrowers shall not effect or permit any change in or amendment to any document or instrument pertaining to the terms of the Borrowers' or the International Signatories' capital stock other than the amendment to the Parent's certificate of incorporation increasing the authorized amount of common stock and the par value of the common stock and the preferred stock.

     ss.7.7. Employee Benefit Plans. None of the Borrowers nor any ERISA Affiliate will:

                  (a) engage in any "prohibited transaction" within the meaning of ss.406 of ERISA or ss.4975 of the Code which could result in a material liability for the Borrowers taken as a whole; or

                  (b)  permit   any   Guaranteed   Pension   Plan  to  incur  an
         "accumulated funding deficiency," as such term is defined in ss.302 of ERISA, whether or not such deficiency is or may be waived; or

                  (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of any Borrower pursuant to ss.302(f) or ss.4068 of ERISA; or

                  (d)  amend  any  Guaranteed   Pension  Plan  in  circumstances
         requiring the posting of security pursuant to ss.307 of ERISA or ss.401(a)(29) of the Code; or

                  (e) permit or take any action which would result in the aggregate benefit liabilities (within the meaning of ss.4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

     The Borrowers will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Banks a copy of the most recent actuarial statement required to be submitted under ss.103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Banks any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under ss.ss.302, 4041, 4042, 4043, 4063, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under ss.ss.4041A, 4202, 4219, 4242, or 4245 of ERISA.

     ss.7.8. Negative Pledges. Except for Permitted Liens, no Borrower will pledge any of its assets to any Person other than to the Agent for the benefit of the Banks, nor will any Borrower grant any negative pledges on their assets to any Person other than hereunder.

     ss.7.9. Pledges of Stock of the Sintel Group. So long as the Sintel Stock Pledge Agreement or any successor agreement has not been terminated pursuant to ss.11 hereof, Sintel will not pledge any of the capital stock of the Sintel Group to any Person other than to the Agent for the benefit of the Banks, nor will Sintel grant any negative pledges on the capital stock of the Sintel Group to any Person other than hereunder.

     ss.7.10. Newly-Created Subsidiaries. No Borrower shall create a Subsidiary which is not a U.S. Subsidiary.

     ss.8. FINANCIAL COVENANTS OF THE BORROWERS. The Borrowers agree that, so long as any Loan, Reimbursement Obligation or any Note is outstanding or the Banks have any obligation to make Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit hereunder, they shall comply with the following covenants:

     ss.8.1. Leverage Ratios. As of the end of any fiscal quarter of the Borrowers commencing with the fiscal quarter ending March 31, 1997, (a) the ratio of (i) Senior Debt to (ii) EBITDA for the period of four (4) consecutive fiscal quarters ending on such date shall not exceed 2.50:1, and (b) the ratio of (i) Funded Debt to (ii) EBITDA for the period of four (4) consecutive fiscal quarters ending on such date shall not exceed 3.00:1.

     ss.8.2. Capital Expenditures. In any fiscal year, the Borrowers shall not make or commit to make Capital Expenditures in excess of two times the consolidated depreciation and amortization expenses of the Borrowers for such fiscal year.

     ss.8.3. Interest Coverage Ratio. As of the end of any fiscal quarter of the Borrowers commencing with the fiscal quarter ending March 31, 1997, the ratio of
(a) EBIT for the period of four (4) consecutive fiscal quarters ending on such date to (b) Consolidated Total Interest Expense for such period shall not be less than 4.00:1.

     ss.8.4. Liquidity. As of the end of any fiscal quarter of the Borrowers commencing with the fiscal quarter ending March 31, 1997, (i) the ratio of (a) Qualified Accounts Receivable to (b) the sum of trade payables of the Borrowers shall not be less than 1.40:1, and (ii) the ratio of (a) Qualified Accounts Receivable to (b) Accounts Receivable shall not be less than 0.70:1.

     ss.8.5. Profitable Operations. The Borrowers will not permit Consolidated Net Income to be less than $0 for any two consecutive fiscal quarters.

     ss.9. CLOSING CONDITIONS.

     The obligations of the Banks to make the Loans and the Agent to issue Letters of Credit on the Closing Date and otherwise be bound by the terms of this Agreement shall be subject to the satisfaction of each of the following conditions precedent:

     ss.9.1. Corporate Action. All corporate action necessary for the valid execution, delivery and performance by each Borrower and International Signatory of the Loan Documents shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent; provided, however, that Sintel shall have ninety (90) days after the Closing Date to effect this provision.

     ss.9.2. Loan Documents, Etc. Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect in a form satisfactory to the Banks; provided, however, that Sintel shall have ninety (90) days after the Closing Date to effect this provision.

         ss.9.3. Certified Copies of Charter Documents. The Agent shall have received from each of the Borrowers and the International Signatories a copy, certified by a duly authorized officer of such Person to be true and complete on the date hereof, of each of (a) its charter or other incorporation documents (including certificates of merger and name changes) as in effect on such date of certification, and (b) its by-laws as in effect on such date; provided, however, that Sintel shall have ninety (90) days after the Closing Date to effect this provision.

     ss.9.4. Incumbency Certificate. The Agent shall have received an incumbency certificate, dated as of the date hereof, signed by duly authorized officers giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign the Loan Documents on behalf of the Borrowers and the International Signatories; (b) to make Loan and Letter of Credit Requests; and
(c) to give notices and to take other action on the Borrowers' and the International Signatories' behalf under the Loan Documents; provided, however, that Sintel shall have ninety (90) days after the Closing Date to effect this provision.

     ss.9.5. Validity of Liens. Each of the Stock Pledge Agreements shall be effective to create in favor of the Agent a legal, valid and enforceable first security interest in and lien upon the Collateral, subject only to Permitted Liens. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent; provided, however, that the International Signatories shall have ninety (90) days after the Closing Date to effect this provision.

     ss.9.6. UCC Search Results. The Agent shall have received the results of UCC searches with respect to the Borrowers indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

     ss.9.7. Certificates of Insurance. The Agent shall have received (a) a certificate of insurance from an independent insurance broker dated as of the date hereof, or within fifteen (15) days prior thereto, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance coverage of the Borrowers and (b) copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

     ss.9.8. Opinion of Counsel. The Banks shall have received favorable legal opinions from general counsel to the Borrowers, addressed to the Banks, dated as of the date hereof, in form and substance satisfactory to the Agent. Opinions satisfactory to the Agent regarding the Sintel Stock Pledge Agreement and the International Pledge Documents (defined therein) shall be received within ninety
(90) days of the date hereof.

     ss.9.9. Certificate of Financial Condition. The Agent shall have received a certificate from the CFO satisfactory to the Agent certifying that no material adverse change has occurred in the financial condition, results of operations, business, properties or prospects of the Borrowers, taken as a whole, since the date of the most recent financial statements and projections provided to the Banks.

     ss.9.10. Initial Compliance Certificate. The Agent shall have received a Compliance Certificate regarding compliance with the covenants set forth in ss.8 hereof as of the Closing Date.

     ss.9.11. Interim Balance Sheets and Income Statements. The Agent shall have received an unaudited consolidated balance sheet and statement of income of the Parent dated the Interim Balance Sheet Date, including reconciliations of (A) the Borrowers (excluding that portion of assets, liabilities, income and expenses of the Parent attributable to non-Borrowers) and (B) the non-Borrowers to the consolidated balance sheet and statement of income of the Parent, which balance sheet and statement of income shall be attached hereto as Schedule 9.11.

     ss.9.12. Payoff Letters. The Banks shall have received payoff letters from Fleet Financial Corporation ("Fleet") with respect to the Fleet Credit Agreement and from First Union regarding its mortgages indicating the amount to be paid to such lenders on the Closing Date in order to fully discharge such obligations to the lenders and acknowledging that upon receipt of such funds each will forthwith execute and deliver to the Agent for filing all termination statements and take such other actions as may be necessary to discharge all mortgages and security interests in favor of such lender.

     ss.10. CONDITIONS OF ALL LOANS.

     The obligations of the Banks to make any Loan (including without limitation the obligation of the Agent to issue any Letter of Credit) on and subsequent to the Closing Date is subject to the following conditions precedent:

     ss.10.1. Representations True; No Event of Default. Each of the representations and warranties of the Borrowers contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of any Drawdown Date with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

     ss.10.2. Performance; No Event of Default. The Borrowers shall have performed and complied with all terms and conditions herein required to be performed or complied with by them prior to or at the time of any Loan, and at the time of any Loan, there shall exist no Event of Default or condition which would result in an Event of Default upon consummation of such Loan (including without limitation any amounts to be drawn under a Letter of Credit). Each request by the Borrowers for a Loan (including without limitation each request for issuance of a Letter of Credit) subsequent to the first Loan shall constitute certification by the Borrowers that the conditions specified in ss.ss.10.1 and 10.2 will be duly satisfied on the date of such Loan or Letter of Credit issuance.

     ss.10.3. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof which in the reasonable opinion of the Banks would make it illegal for the Banks to make Loans hereunder.

     ss.10.4. Governmental Regulation. The Banks shall have received such statements in substance and form reasonably satisfactory to the Banks as they shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     ss.10.5. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall have been delivered to the Banks as of the date hereof in form and substance satisfactory to the Banks, including without limitation a Letter of Credit and Loan Request in the form attached hereto as Exhibit C, and the Banks shall have received all information and such counterpart originals or certified or other copies of such documents as the Banks may reasonably request.

     ss.11. COLLATERAL SECURITY. The Obligations shall be secured by a perfected security interest (having, with respect to each category of Collateral, the respective rights and priorities set forth herein and in the Stock Pledge Agreements) in all of the Collateral, whether now owned or hereafter acquired, pursuant to the terms of the Stock Pledge Agreements. However, provided that no Default or Event of Default has occurred and is continuing, the Agent shall release the stock of Sintel and the Sintel Stock Pledge Agreement (or any successor agreement) shall terminate, if such release and termination is a required condition of refinancing the indebtedness of Sintel or its immediate parent (including, without limitation, refinancing existing indebtedness to Telefonica), provided that the Agent consents to the terms of such refinancing, which consent shall not be unreasonably withheld.

     ss.12. EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF COMMITMENT.

     ss.12.1. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice and/or lapse of time, "Defaults") shall occur:

                  (a) the Borrowers shall fail to pay any principal of the Loans or any Reimbursement Obligations when the same shall become due and payable, whether at the Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

                  (b) the Borrowers shall fail to pay any interest or fees or other amounts owing hereunder within five (5) Business Days after the same shall become due and payable whether at the Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

                  (c) the Borrowers shall fail to comply with the covenants contained inss.ss.6.3, 6.5, 6.7, 6.9, 6.13, 6.14, 7 or 8 hereof;

                  (d) the Borrowers shall fail to comply with the covenants contained inss.ss.6.4 or 6.10 hereof and such failure shall be continuing for ten (10) days;

                  (e) the Borrowers shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified in subsections (a), (b), (c) and (d) above) within thirty (30) days after written notice of such failure has been given to the Borrowers by the Banks;

                  (f) any representation or warranty contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or repeated;

                  (g) any Borrower shall fail to pay at maturity, or within any applicable period of grace, any and all obligations for Funded Debt (other than the Obligations) or any Guarantee with respect thereto in an aggregate amount greater than $1,000,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money in an aggregate amount greater than $1,000,000 for such period of time as would, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

                  (h) (i) any Borrower makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of any Borrower or of any substantial part of the assets of any Borrower or commences any case or other proceeding relating to any Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing (other than the dissolution of Subsidiaries with assets, liabilities and projected or anticipated revenues of less than (in each such case) $100,000); or
         (ii) any such petition or application is filed or any such case or other proceeding is commenced against any Borrower and or any Borrower indicates its approval thereof, consent thereto or acquiescence therein;

                  (i) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Borrower bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted, and such decree or order remains in effect for more than sixty (60) days, whether or not consecutive;

                  (j) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against any Borrower which, with other outstanding final judgments against any Borrower, exceeds in the aggregate $1,000,000 after taking into account any undisputed insurance coverage;

                  (k) any Borrower or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $1,000,000; any Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $1,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of ss.302(f)(1) of ERISA), provided the Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of such Borrower to the PBGC or the Plan in an agregate amount exceeding $1,000,000 and (B) could constitute grounds for the termination of such Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Plan or for the imposition of a lien in favor of the Guaranteed Pension Plan; (ii) the appointment by a United States District Court of a trustee to administer such Plan; or (iii) the institution by the PBGC of proceedings to terminate such Plan;

                  (l) any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrowers or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

                  (m) (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said
         Act) of 20% or more of the outstanding shares of common stock of the Parent, or (ii) members of the Jorge L. Mas family cease to own 30% or more of the common stock of the Parent; or (iii) during any period of twelve consecutive calendar months, individuals who were directors of the Parent on the first day of such period shall cease to constitute a majority of the Board of Directors of the Parent unless the replacement directors were nominated by the original directors;

then, and in any such event, so long as the same may be continuing, the Agent may and, upon the request of the Banks, shall, by notice in writing to the Borrowers, declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that, in the event of any Bankruptcy Event, all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank. Upon demand by the Banks after the occurrence of any Event of Default, the Borrowers shall immediately provide to the Agent cash in an amount equal to the aggregate Maximum Drawing Amount of all Letters of Credit and Reimbursement Obligations outstanding, to be held by the Agent as collateral security for the Obligations.

     ss.12.2. Termination of Commitments. If any Event of Default shall occur, any unused portion of the Total Commitment hereunder shall forthwith terminate and the Banks shall be relieved of all further obligations to make Loans to the Borrowers and the Agent shall be relieved of all further obligations to issue Letters of Credit; or if on any Drawdown Date the conditions precedent to the making of the Loans to be made on such Drawdown Date or the issuance of any Letters of Credit to be issued on such date are not satisfied (except as a consequence of a default on the part of the Banks), the Banks may by notice to the Borrowers, terminate the unused portion of the Total Commitment hereunder, and upon such Notice being given, such unused portion of the Total Commitment hereunder shall terminate immediately and the Banks shall be relieved of all further obligations to make Loans to the Borrowers and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of any portion of the Total Commitment hereunder shall relieve the Borrowers of any of the Obligations.

     ss.12.3. Remedies. Subject to ss.14.8, in case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to ss.12.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including, without limitation, as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     ss.13. SETOFF. Regardless of the adequacy of any collateral, during the continuance of an Event of Default, any deposits or other sums credited by or due from any Bank to the Borrowers and any securities or other property of the Borrowers in the possession of such Bank may be applied to or set off against the payment of the Obligations and any and all other liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to the Banks. Such Bank shall notify the Parent and the other Banks of such application or setoff. The Banks agree among themselves that, if a Bank shall obtain payment on any Obligations outstanding under this Agreement through the exercise of a right of offset, banker's lien or counterclaim, or from any other source (other than by way of a pro rata payment), it shall promptly notify the Agent thereof and make such adjustments with the other Banks as shall be equitable to the end that all the Banks shall share the benefits of such payments pro rata in accordance with the aggregate unpaid amount of the Notes held by each Bank immediately prior to the payment obtained by such Bank as aforesaid. The Banks further agree among themselves that if any payment to a Bank obtained by such Bank through the exercise of a right of offset, banker's lien or counterclaim, or from any other source (other than by way of a pro rata payment) as aforesaid shall be rescinded or must otherwise be restored, the Banks who shall have shared the benefit of such payment shall return their share of that benefit to the Bank whose payment shall have been rescinded or otherwise restored.

     ss.14. THE AGENT.

     ss.14.1. Appointment of Agent, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents, provided, however, the Agent is hereby authorized to serve only as an administrative and collateral agent for the Banks and to exercise such powers as are reasonably incidental thereto and as are set forth in this Agreement and the other Loan Documents. The Agent hereby acknowledges that it does not have the authority to negotiate any agreement which would bind the Banks or agree to any amendment, waiver or modification of any of the Loan Documents or bind the Banks except as set forth in this Agreement or the Loan Documents. Except as provided herein and in the other Loan Documents, the Agent shall take action or refrain from acting only upon instructions of the Banks and no action taken or failure to act without the consent of the Banks shall be binding on any Bank which has not consented. Each Bank irrevocably authorizes the Agent to execute the Stock Pledge Agreements and all other instruments relating thereto and to take such action on behalf of each of the Banks and to exercise all such powers as are expressly delegated to the Agent under the Loan Documents and all related documents, together with such other powers as are reasonably incidental thereto. It is agreed that the duties, rights, privileges and immunities of the Agent, in its capacity as issuer of
Letters of Credit hereunder, shall be identical to its duties, rights, privileges and immunities as a Bank as provided in this ss.14. The Agent shall not have any duties, obligations or responsibilities, or any fiduciary relationship with any Bank, except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in ss.12. Neither the Agent nor any of its affiliates shall be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrowers or any other Person whether contained herein or otherwise or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or for any failure by the Borrowers or any other Person to perform its obligations hereunder or thereunder or in respect of the Notes. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken in good faith by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. The Agent in its separate capacity as a Bank shall have the same rights and powers hereunder as any other Bank.

         ss.14.2. Actions By Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement as it reasonably deems appropriate unless it shall first have received such advice or concurrence of the Banks and shall be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any of the Loan Documents in accordance with a request of the Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes or any Letter of Credit Participation.

     ss.14.3. INDEMNIFICATION. WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWERS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENTS, THE BANKS AGREE TO INDEMNIFY THE AGENT, RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENT PERCENTAGES, FOR ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (OTHER THAN LOSSES WITH RESPECT TO THE AGENT'S PRO RATA SHARE OF THE OBLIGATIONS) WHICH HAVE NOT BEEN REIMBURSED BY THE BORROWERS AND WHICH MAY AT ANY TIME BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ENFORCEMENT OF ANY OF THE TERMS HEREOF OR THEREOF OR OF ANY SUCH OTHER DOCUMENTS; PROVIDED, THAT NO BANK SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT (OR ANY AGENT THEREOF), IT BEING THE INTENT OF THE PARTIES HERETO THAT ALL SUCH INDEMNIFIED PARTIES SHALL BE INDEMNIFIED FOR THEIR ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE.

     ss.14.4. Reimbursement. Without limiting the provisions of ss.14.3, the Banks and the Agent hereby agree that the Agent shall not be obliged to make available to any Person any sum which the Agent is expecting to receive for the account of that Person until the Agent has determined that it has received that sum. The Agent may, however, disburse funds prior to determining that the sums which the Agent expects to receive have been finally and unconditionally paid to the Agent, if the Agent wishes to do so. If and to the extent that the Agent does disburse funds and it later becomes apparent that the Agent did not then receive a payment in an amount equal to the sum paid out, then any Person to whom the Agent made the funds available shall, on demand from the Agent, refund to the Agent the sum paid to that Person. If, in the opinion of the Agent, the distribution of any amount received by it in such capacity hereunder or under the Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

     ss.14.5. Documents. The Agent will forward to each Bank, promptly after the Agent's receipt thereof, a copy of each notice or other document furnished to the Agent for such Bank hereunder; provided, however, that, notwithstanding the foregoing, the Agent may furnish to the Banks a monthly summary with respect to Letters of Credit issued hereunder in lieu of copies of the related Letter of Credit Applications.

     ss.14.6. Non-Reliance on Agent and Other Banks. Each Bank represents that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Borrowers and decision to enter into this Agreement and the other Loan Documents and agrees that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement or any other Loan Document. The Agent shall not be required to keep informed as to the performance or observance by the Borrowers of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or by any other Person of any other agreement or to make inquiry of, or to inspect the properties or books of, any Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning any person which may come into the possession of the Agent or any of its affiliates. Each Bank shall have access to all documents relating to the Agent's performance of its duties hereunder at such Bank's request. Unless any Bank shall promptly object to any action taken by the Agent hereunder (other than actions to which the provisions of ss.14.8 are applicable and other than actions which constitute gross negligence or willful misconduct by the Agent), such Bank shall conclusively be presumed to have approved the same.

     ss.14.7. Resignation of Agent. The Agent may resign at any time by giving 60 days' prior written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a combined capital and surplus in excess of $150,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. Any new Agent appointed pursuant to this ss.14.7 shall immediately issue new Letters of Credit in place of Letters of Credit previously issued by the Agent.

     ss.14.8. Action by the Banks, Consents, Amendments, Waivers, Etc. Except as otherwise expressly provided in this ss.14.8, any action to be taken (including the giving of notice) may be taken or any consent or approval required or permitted by the Agreement or any other Loan Document to be given by the Banks may be given, and any term of this Agreement, any other Loan Document or any other instrument, document or agreement related to this Agreement or the other Loan Documents or mentioned therein may be amended and the performance or observance by the Borrowers or any other person of any of the terms thereof and any Default or Event of Default (as defined in any of the above-referenced documents or instruments) may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Majority Banks; provided, however, that no such consent or amendment which affects the rights, duties or liabilities of the Agent (in its capacity as Agent) shall be effective without the written consent of the Agent. Notwithstanding the foregoing, no amendment, waiver or consent shall do any of the following unless in writing and signed by ALL of the Banks: (a) increase the principal amount of the Total Commitment (or subject the Banks to any additional obligations), (b) reduce the principal of or interest on the Notes (including, without limitation, interest on overdue amounts) or any fees or other amounts payable hereunder, (c) postpone any date fixed for any payment in respect of principal or interest or Reimbursement Obligations (including, without limitation, interest on overdue amounts) on the Notes, or any fees or other amounts payable hereunder; (d) extend the expiration date of any Letter of Credit beyond the Maturity Date, (e) change the definition of "Majority Banks" or number of Banks which shall be required for the Banks or any of them to take any action under the Loan Documents; (f) amend this ss.14.8; (g) change the Commitment Percentage of any Bank, except as permitted under ss.17 hereof; or
(h) except as otherwise permitted in ss.11 hereof, release any Collateral.

     ss.15. EXPENSES.

     The Borrowers agree to pay (a) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than Income Taxes) on or with respect to the transactions contemplated by this Agreement (the Borrowers hereby agreeing to indemnify the Agent and each Bank with respect thereto), (b) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder,
(c) the fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all credit examination fees, (d) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrowers or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Borrowers. In addition, the Borrowers agree to pay and save the Agent and the Banks harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the funding of any Loan, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of the Agent, the Banks or the Borrowers with respect to the applicability of such tax. The covenants of this ss.15 shall survive payment or satisfaction of all other Obligations.

     ss.16. SURVIVAL OF COVENANTS, ETC. Unless otherwise stated herein, all covenants, agreements, representations and warranties made herein, in the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement, any Letter of Credit or the Notes remains outstanding and unpaid or any Bank has any obligation to make any Loans or the Agent has any obligation to issue any Letters of Credit hereunder. All statements contained in any certificate or other paper delivered by or on behalf of the Borrowers pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers hereunder.

     ss.17. ASSIGNMENT AND PARTICIPATION. It is understood and agreed that each Bank shall have the right to assign at any time all or a portion of its Commitment Percentage and interests in the risk relating to the Loans, outstanding Letters of Credit, and its Commitment hereunder in an amount equal to or greater than $5,000,000 (which assignment shall be of an equal percentage of the Commitment, the Loans and outstanding Letters of Credit unless otherwise agreed to by the Agent) to additional banks or other financial institutions with the prior written approval of the Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrowers, which approvals shall not be unreasonably withheld. Any Bank may at any time, and from time to time, assign to any branch, lending office, or affiliate of such Bank all or any part of its rights and obligations under the Loan Documents by notice to the Agent and the Borrowers. It is further agreed that each bank or other financial institution which executes and delivers to the Agent and the Borrowers hereunder an Assignment and Acceptance substantially in the form of Exhibit E hereto together with an assignment fee in the amount of $3,500 payable by the assigning Bank to the Agent, shall, on the date specified in such Assignment and Acceptance, become a party to this Agreement and the other Loan Documents for all purposes of this Agreement and the other Loan Documents, and its portion of the Commitment, the Loans and Letters of Credit shall be as set forth in such Assignment and Acceptance. The Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement. Upon the execution and delivery of such Assignment and Acceptance, (a) the Borrowers shall issue to the bank or other financial institution a Note in the amount of such bank's or other financial institution's Commitment dated the date of the assignment or such other date as may be specified by the Agent and otherwise completed in substantially the form of Exhibit A and to the extent any assigning Bank has retained a portion of its obligations hereunder, an appropriate replacement Note to the assigning Bank reflecting its assignment; (b) the Agent shall distribute to the Borrowers, the Banks and such bank or financial institution a schedule reflecting such changes; and (c) this Agreement shall be appropriately amended to reflect (i) the status of the bank or financial institution as a party hereto and (ii) the status and rights of the Banks hereunder.

     Each Bank shall also have the right to grant participations to one or more banks or other financial institutions in its Commitment, the Loans and outstanding Letters of Credit. The documents evidencing any such participation shall limit such participating bank or financial institutions voting rights with respect to this Agreement to the matters set forth in ss.14.8 which require the vote of all Banks.

     Notwithstanding the foregoing, no assignment or participation shall operate to increase the Total Commitment hereunder or otherwise alter the substantive terms of this Agreement. Without the prior consent of the Agent and the Borrowers, no Bank which retains a Commitment hereunder shall have a Commitment of less than $5,000,000, as such amount may be reduced upon reductions in the Total Commitment pursuant to ss.2.2 hereof.

     Anything contained in this ss.17 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Lenders organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

     ss.18. PARTIES IN INTEREST. All the terms of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and thereto; provided that no Borrower shall assign or transfer its rights hereunder without the prior written consent of the Banks.

     ss.19. NOTICES, ETC.

     ss.19.1. Notices. Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the other Loan Documents shall be in writing and shall be delivered in hand, mailed by United States first-class mail, postage prepaid, or sent by telecopier and confirmed by letter, addressed as follows:

         (a) if to the Borrowers, at 3155 N.W. 77th Avenue, Miami, Florida 33122-1205, Attention: Edwin D. Johnson; Senior Vice President & Chief Financial Officer, telecopy number (305) 406-1908, with a copy to the Legal Department of the Borrowers at the same address, telecopy number (305) 406-1907;

         (b) if to the Agent or BKB, at 100 Federal Street, Boston, Massachusetts 02110, Attention: Arthur Oberheim, Vice President, telecopy number 617-434-2160;

         or such other address for notice as shall have last been furnished in writing to the Person giving the notice.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (b) if sent by registered or certified first-class mail, postage prepaid, five Business Days after the posting thereof, and (c) if sent by telecopier, at the time of the dispatch thereof with answer-back confirmation, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following Business Day.

     ss.19.2. Deemed Notice. Except for notice of the occurrence of any Default or Event of Default required pursuant to ss.6.14 hereof, the Agent and the Banks shall be deemed to have received notice of any matter disclosed in the filings of the Parent with the United States Securities and Exchange Commission at the time such filing are delivered to the Banks.

     ss.20. MISCELLANEOUS. The rights and remedies herein expressed are cumulative and not exclusive of any other rights which the Banks or Agent would otherwise have. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     ss.21. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.14.8. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

     ss.22. WAIVER OF JURY TRIAL. EACH OF THE BORROWERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWERS (a) CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGE THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BECAUSE OF, AMONG OTHER THINGS, THE BORROWERS' WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

     ss.23. GOVERNING LAW. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS (OTHER THAN THE INTERNATIONAL PLEDGE DOCUMENTS DEFINED IN THE SINTEL STOCK PLEDGE AGREEMENT) ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWERS CONSENT TO THE JURISDICTION OF ANY OF THE FEDERAL OR STATE COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF ANY BANK OR THE AGENT UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

     ss.24. SEVERABILITY. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.





            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement under seal as of the date first set forth above.


                               THE BORROWERS:

                               MASTEC, INC.



                               By:______________________________________________
                               Title:___________________________________________

                               B & D CONTRACTORS OF SHELBY, INC.
                               BURNUP & SIMS OF TEXAS, INC.
                               BURNUP & SIMS OF THE CAROLINAS, INC.
                               HARRISON-WRIGHT CO., INC.
                               UTILITY PRECAST, INC.
                               BURNUP & SIMS TELCOM OF FLORIDA, INC.
                               BURNUP & SIMS TSI, INC.
                               CHURCH & TOWER ENVIRONMENTAL, INC.
                               CHURCH & TOWER FIBER TEL, INC.
                               CHURCH & TOWER, INC.
                               CHURCH & TOWER OF FLORIDA, INC.
                               CHURCH & TOWER OF TN, INC.
                               DESIGNED TRAFFIC INSTALLATION CO.
                               GDSI, INC.
                               KENNEDY CABLE CONSTRUCTION, INC.
                               LATLINK CORPORATION
                               LATLINK ARGENTINA, INC.
                               MASTEC COMTEC OF CALIFORNIA, INC.
                               MASTEC COMTEC OF THE CAROLINAS, INC.
                               MASTEC TECHNOLOGIES, INC.
                               MASTEC TELEPORT, INC.
                               R.D. MOODY & ASSOCIATES, INC.
                               R.D. MOODY AND ASSOCIATES, INC. OF   VIRGINIA
                               SHANCO CORPORATION
                               UTILITY LINE MAINTENANCE, INC.



                               By:______________________________________________
                               Title:___________________________________________



                               THE BANKS:

                               CREDITANSTALT-BANKVEREIN



                               By:______________________________________________
                               Title:___________________________________________



                               By:______________________________________________
                               Title:___________________________________________

                               FIRST UNION NATIONAL BANK OF FLORIDA



                               By:______________________________________________
                               Title:___________________________________________

                               THE SUMITOMO BANK, LIMITED



                               By:______________________________________________
                               Title:___________________________________________




                               By:______________________________________________
                               Title:___________________________________________

                               SCOTIABANC INC.



                               By:______________________________________________
                               Title:___________________________________________

                               THE FUJI BANK AND TRUST COMPANY



                               By:______________________________________________
                               Title:___________________________________________

                               COMERICA BANK



                               By:______________________________________________
                               Title:___________________________________________

                               LTCB TRUST COMPANY



                               By:______________________________________________
                               Title:___________________________________________

                               BANKBOSTON, N.A.,
                                 individually and as Agent



                               By:______________________________________________
                               Title:___________________________________________